Exhibit 5.1

Wyrick Robbins Yates & Ponton LLP

4101 Lake Boone Trail, Suite 300

Raleigh, North Carolina 27607

January 30, 2013

Board of Directors

Ventrus Biosciences, Inc.

99 Hudson Street

5th Floor

New York, New York 10013

Gentlemen:

We have acted as counsel to Ventrus Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 6,670,000 shares of the Company’s common stock, $0.001 par value per share (the “Common Shares”) and of 220,000 shares of the Company’s Series A non-voting convertible preferred stock, $0.001 par value per share (the “Preferred Shares” and together with the Common Shares, the “Shares”) pursuant to the registration statement on Form S-3 (Registration Statement No. 333-179259), as filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), as declared effective by the Commission on February 10, 2012, together with the exhibits thereto and the documents incorporated by reference therein (the “Registration Statement”), and the related base prospectus which forms a part of and is included in the Registration Statement (the “Base Prospectus”) and the related prospectus supplements for the Shares to be filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplements” and, together with the Base Prospectus, the “Prospectus”).

The shares of Common Stock are to be sold pursuant to an Underwriting Agreement, dated as of January 30, 2013 (the “Common Stock Underwriting Agreement”), by and between the Company and William Blair & Company, L.C.C., as sole underwriter, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 30, 2013. The shares of Preferred Stock are to be sold pursuant to an Underwriting Agreement, dated as of January 30, 2013 (the “Preferred Stock Underwriting Agreement”), by and between the Company and William Blair & Company, L.C.C., as sole underwriter, a copy of which has been filed as an exhibit to the Company’s Current Report on Form 8-K filed on January 30, 2013.

In connection with this opinion, we have examined and relied upon the Registration Statement, the Prospectus, the Company’s Amended and Restated Certificate of Incorporation, as amended to date, the Company’s Bylaws, as currently in effect, the Common Stock Underwriting Agreement, the Preferred Stock Underwriting Agreement, and such instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; and (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed that the Certificate of Designation for the Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.001, shall have been filed with the Secretary of State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Shares, when sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, and (ii) the common stock issuable upon the conversion of the Preferred Shares, when issued upon the conversion of the Preferred Shares in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

This opinion is limited to the Delaware General Corporation Law, including the statutory provisions of the Delaware General Corporate Law and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

We hereby consent to the use of our name wherever it appears in the Registration Statement and the Prospectus, and in any amendment or supplement thereto, the filing of this opinion as an exhibit to a current report on Form 8-K of the Company and the incorporation by reference of this opinion in the Registration Statement.

In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

/s/ Wyrick Robbins Yates & Ponton LLP